EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. {section} 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Unity Investments, Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christian Lillieroos, Chief Executive and Financial  Officer of the Company, certify, pursuant to 18 U.S.C. {section} 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of my knowledge:

(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 20, 2008 By /s/ Christian Llillieroos ----------------------------- Christian Lillieroos Acting Chief Executive and Acting Financial Officer (Principal Executive and Financial Officer)